Exhibit 4.2
[FACE OF CERTIFICATE] [LOGO] ARI AMERICAN RAILCAR INDUSTRIES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH DAKOTA CUSIP 02916P 10 3 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.01 PER SHARE OF AMERICAN RAILCAR INDUSTRIES, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and any amendments thereto, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: [SEAL] [signature] Secretary [signature] President and Chief Executive Officer Countersigned and Registered: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (New York, N.Y.) Transfer Agent Registrar By Authorized Officer

[BACK OF CERTIFICATE] AMERICAN RAILCAR INDUSTRIES, INC. The Corporation will furnish to any shareholders upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class or series, the variations in the relative rights and preferences between the shares of each of the series to the extent the relative rights and preferences have been fixed and determined and the authority of the board to fix and determine the relative rights and preferences of subsequent series. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as _____ tenants in common UNIF GIFT MIN ACT- _____ Custodian _____ (Cust) (Minor) under Uniform Gifts to Minors Act _____ (State) Additional abbreviations may also be used though not in the above list. For value received _____ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) _____ Shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint _____ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. DATED _____ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: _____ THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVING AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.